UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2011

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

As of October 31, 2011, Radiancy, Inc., a Delaware corporation (“Radiancy”), PhotoMedex, Inc., a Nevada corporation (the “Company ”), and PHMD Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“ Merger Sub ”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement ”), which amends and restates the Agreement and Plan of Merger dated as of July 4, 2011, by and among Radiancy, the Company and Merger Sub (the “Original Merger Agreement”) and, pursuant to which, subject to certain conditions, Merger Sub will merge with and into Radiancy, with Radiancy surviving as a majority-owned subsidiary of the Company (the “ Merger ”).

The Original Merger Agreement included a provision for indemnification, pursuant to which indemnification claims were to be satisfied from an escrow of 800,000 shares of common stock of the Company (the “Escrow Fund”). The Amended Merger Agreement eliminates the Escrow Fund, and the related provisions under the Original Merger Agreement relating to indemnification, and the shares of common stock of the Company that would have gone into the Escrow Fund under the terms of the Original Merger Agreement will instead be issued to the Company stockholders and the Radiancy stockholders at the time of the closing of the Merger.  The Amended Merger Agreement provides that an additional 600,000 shares of common stock of the Company will be issued to the Radiancy stockholders and an additional 200,000 shares of common stock will underlie additional warrants that will be issued to the Company stockholders (such warrants having the same terms as the warrants to be issued to the Company stockholders in connection with the consummation of the Merger).

In addition, the Amended Merger Agreement allows Radiancy, Ltd., Radiancy’s wholly-owned Israeli subsidiary, to retain its shares of Radiancy common stock following the consummation of the Merger. Radiancy, Ltd. currently owns approximately 2% of Radiancy equity on an as-converted and fully diluted basis.  Upon consummation of the merger, Radiancy, Ltd. will continue to own approximately 2% of Radiancy and the Company will own approximately 98% of Radiancy, and Radiancy will become a majority-owned subsidiary of the Company, rather than a wholly-owned subsidiary.

The boards of directors of Radiancy, the Company and Merger Sub have each approved the Amended Merger Agreement.  Holders of a majority of the outstanding shares of capital stock of Radiancy and investors holding approximately 48% of the common stock of the Company have entered into amended and restated voting agreements pursuant to which they have agreed to vote their shares in favor of the Amended Merger Agreement and Merger.

For a full discussion of the terms of the Merger, subject to the above detailed modifications, please see the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2011, which is incorporated by reference. The foregoing description of the Amended Merger Agreement is subject to, and qualified in its entirety by, the full text of the Amended Merger Agreement, which in incorporated herein by reference to Exhibit 2.1 of this report (which incorporates the Amended Merger Agreement by reference to the Company’s Schedule S-4/A filed with the SEC on November 2, 2011 (filed therewith as Annex A)). You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

The Amended Merger Agreement has been filed to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Radiancy or any of their respective subsidiaries and affiliates.  The Amended Merger Agreement contains representations and warranties by each of the parties to the Amended Merger Agreement.  These representations and warranties were made solely for the benefit of the other parties to the Amended Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Amended Merger Agreement by confidential disclosure letters that were delivered to the other party in connection with the signing of the Amended Merger Agreement, which disclosure letters contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Amended Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Amended Merger Agreement or such other date or dates as may be specified in the Amended Merger Agreement.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Radiancy.  Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Radiancy.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the transactions contemplated by the Amended Merger Agreement, as of October 31, 2011, the Company and each of Dennis McGrath, the Company’s President and Chief Executive Officer, and Michael Stewart, the Company’s Executive Vice President and Chief Operating Officer, amended their July 4, 2011 nonqualified stock option agreements to increase the number of shares subject to the options under such agreements from 50,100 and 45,100 shares, respectively, to 60,700 and 54,700 shares, respectively. These options are contingent and effective upon the closing of the Merger and will be void if the closing of the Merger does not occur. The options shall be fully vested upon the date of grant (i.e., the date of the closing of the Merger); provided, however, that the vesting of the options may be further adjusted if necessary to avoid subjecting the executive to an excise tax under Section 4999 of the Code. With respect to the original 50,100 and 45,100 shares subject to the options, respectively, the per share exercise price will remain the fair market value of a share as of the date of grant (i.e., the date of the closing of the Merger). With respect to the additional 10,600 and 9,600 shares subject to the options, respectively, the per share exercise price will be the greater of (1) the fair market value of a share as of the date of grant (i.e., the date of the Closing of the Merger) and (2) $20.00. The options shall have a term of ten (10) years.

Additional Information and Where to Find It

On August 12, 2011, the Company filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the Merger.  The Registration Statement  was subsequently amended on October 10, 2011 and November 2, 2011.  The Company intends to mail a definitive proxy statement/prospectus and other relevant documents to its stockholders when available.  Stockholders of the Company, Stockholders of Radiancy and other interested persons are advised to read the Company’s Registration Statement,  amendments thereto as they become available, and the definitive proxy statement/prospectus when it becomes available, and any other relevant documents filed by the Company with the SEC in connection with the Company’s solicitation of proxies for the Annual Meeting of Stockholders to be held to, among other things, approve the Merger because these documents contain or will contain important information about Radiancy, the Company and the proposed Merger.  The definitive proxy statement/prospectus will be mailed to the Company’s stockholders of record as of the record date.  The Company has set November 7, 2011 as the record date for voting on the proposed Merger.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the sec, at www.photomedex.com or by contacting the company at:  215-619-3600 or 147 Keystone Drive, Montgomeryville, PA 18936.  Investors and security holders may also obtain a free copy of these documents, once available, at the sec’s website at http://www.sec.gov.

Participants in the Merger Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders. A list of the names of those directors and officers and descriptions of their interests in the company is contained in the Company’s Registration Statement.

Neither the information on the Company’s website nor the Radiancy website is, and shall not be deemed to be, a part of this report or incorporated in filings either the Company or Radiancy makes with the SEC.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2011, by and among Radiancy, Inc., PhotoMedex, Inc. and PHMD Merger Sub, Inc. (Incorporated by reference to Exhibit 2.1 to Schedule S-4/A filed with the SEC on November 2, 2011(Filed therewith as Annex A))*

10.1
First Amendment to the Nonqualified Stock Option Agreement, dated as of October 31, 2011, by and between PhotoMedex, Inc. and Dennis McGrath  (Incorporated by reference to Exhibit 10.60 to Schedule S-4/A filed with the SEC on November 2, 2011)

10.2
First Amendment to the Nonqualified Stock Option Agreement, dated as of October 31, 2011, by and between PhotoMedex, Inc. and Michael R. Stewart  (Incorporated by reference to Exhibit 10.61 to Schedule S-4/A filed with the SEC on November 2, 2011)

*
The disclosure letters delivered in connection with the Amended Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Amended Merger Agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: November 4, 2011	By: /s/ Dennis M. McGrath
Dennis McGrath Chief Executive Officer